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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



    We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated June 14, 1996, except for the last paragraph of
Note 8, which is as of January 14, 1997 for the Mendik Predecessors and November 6, 1996 for the Mendik Company, Inc. in Amendment No. 1 to the Registration Statement (Form S-11) (No. 333-18183), and related Prospectus of The Mendik Company, Inc.



                                          ERNST & YOUNG LLP



New York, New York
January 29, 1997